SECOND AMENDMENT TO

PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC (the “Distributor”), Legg Mason Partners Fund Advisor, LLC (the “Adviser”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Brighthouse Life Insurance Company of NY (the “Company”).

WHEREAS, the parties entered into a Participation Agreement dated January 1, 2009, as amended April 30, 2010 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, effective March 6, 2017 the Company changed its name from First MetLife Investors Insurance Company to Brighthouse Life Insurance Company of NY;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.	References to First MetLife Investors Insurance Company shall be replaced with Brighthouse Life Insurance Company of NY;

2.	Schedule A and Schedule B of this Amendment, attached hereto, supersede and replace in their entirety the Schedule A and Schedule B of the Agreement.

3.

The Company represents and warrants that it understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company’s home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with the Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with the Agreement and such requirements that the Fund, Adviser or the Distributor may notify to Company.

4.	The following replaces the two addresses for Brighthouse Life Insurance Company of NY and the address for the Distributor set forth in ARTICLE X. Notices:

If to the Company:

Brighthouse Financial

One Financial Center, 21st Floor

Boston, MA 02111

Attn:   The Law Group

If to the Distributor:

c/o Legg Mason

100 First Stamford Place, 5th Floor

Stamford, CT 06902

Attn:     Business Implementation

Email: Contracts-BusinessDevelopmentGroup@leggmason.com

5. Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be October 3, 2019.

Legg Mason Investor Services, LLC	Brighthouse Life Insurance Company of NY

By: /s/ Michael P. Mattera	By: /s/ Gregory E. Illson
Name: Michael P. Mattera	Name: Gregory E. Illson
Title: Managing Director	Title: Vice President
Date: 10/21/19	Date: 10/3/19

Legg Mason Partners Fund Advisor, LLC	Legg Mason Partners Variable Equity Trust

By: /s/ Jane Trust	By: /s/ Jane Trust
Name: Jane Trust	Name: Jane Trust
Title: President & CEO Mutual Fund Boards	Title: President & CEO Mutual Fund Boards
Date:	Date:

Legg Mason Partners Variable Income Trust

By: /s/ Jane Trust
Name: Jane Trust
Title: President & CEO Mutual Fund Boards
Date:

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Legg Mason Partners Variable Equity Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
ClearBridge Variable Aggressive Growth Portfolio	I	52467X203	0bps
ClearBridge Variable Aggressive Growth Portfolio	II	52467X872	25bps
ClearBridge Variable Appreciation Portfolio	I	52467W882	0bps
ClearBridge Variable Appreciation Portfolio	II	52467W825	25bps
ClearBridge Variable Dividend Strategy Portfolio	I	52467W833	0bps
ClearBridge Variable Dividend Strategy Portfolio	II	52467W205	15bps
ClearBridge Variable Large Cap Growth Portfolio	I	52467X609	0bps
ClearBridge Variable Large Cap Value Portfolio	I	52467M504	0bps
ClearBridge Variable Small Cap Growth Portfolio	I	52467M843	0bps
ClearBridge Variable Small Cap Growth Portfolio	II	52467M819	25bps
QS Variable Conservative Growth	I	52467W502	0bps
QS Variable Growth	I	52467W700	0bps
QS Variable Moderate Growth	I	52467W601	0bps

Legg Mason Partners Variable Income Trust
Fund Name	Class	CUSIP	12b-1 Fees (per then Current Prospectus)
Western Asset Variable Global High Yield Bond Portfolio	I	52467K839	0bps
Western Asset Variable Global High Yield Bond Portfolio	II	52467K821	25bps